Exhibit 20.7
Page 1 of 3

                            Navistar Financial 2000 - A Owner Trust
                                  For the Month of July 2000
                             Distribution Date of August 15, 2000
                                    Servicer Certificate #6

Original Pool Amount                                      $380,843,908.73
Subsequent Receivables (transferred 3/13/00)               $74,413,256.03
Subsequent Receivables (transferred 3/20/00)               $19,742,835.24

Beginning Pool Balance                                    $424,904,426.91
Beginning Pool Factor                                           0.8945356

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,717,685.32
     Interest Collected                                     $3,241,839.30

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $262,196.38
Total Additional Deposits                                     $262,196.38

Repos / Chargeoffs                                            $538,295.53
Aggregate Number of Notes Charged Off                                  55

Total Available Funds                                      $12,221,721.00

Ending Pool Balance                                       $415,648,446.06
Ending Pool Factor                                              0.8750494

Servicing Fee                                                 $354,087.02

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $22,556,510.20
     Target Percentage                                              5.25%
     Target Balance                                        $21,821,543.42
     Minimum Balance                                        $9,105,143.30
     (Release) / Deposit                                     ($734,966.78)
     Ending Balance                                        $21,821,543.42

Current Weighted Average APR:                                      9.328%
Current Weighted Average Remaining Term (months):                   48.62

Delinquencies                                             Dollars       Notes
     Installments:                1 - 30 days         $1,971,705.64     2,023
                                  31 - 60 days          $528,832.21       450
                                  60+  days             $217,388.04       149

     Total:                                           $2,717,925.89     2,075

     Balances:                    60+  days           $6,595,586.01       149

Memo Item - Reserve Account
     Prior Month                                     $22,307,482.41
+    3/13 Transfer                                      $122,610.69
+    Invest. Income                                     $126,417.10
+    Excess Serv.                                             $0.00
     Transfer (to) / from Collections Account        $22,556,510.20

Exhibit 20.7
Page 2 of 3

Navistar Financial 2000 - A Owner Trust
For the Month of July 2000

                                                                               NOTES

                                                     CLASS A - 1    CLASS A - 2      CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                 $475,000,000.00  $84,000,000.00  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00
Original Pool Amount
Distributions:
     Distribution Percentages                            100.00%            0.00%            0.00%            0.00%           0.00%
     Coupon                                              6.0800%          6.8200%          7.2000%          7.3400%         7.4700%

Beginning Pool Balance           $424,904,426.91
Ending Pool Balance              $415,648,446.06

Collected Principal                $8,717,685.32
Collected Interest                 $3,241,839.30
Charge - Offs                        $538,295.53
Liquidation Proceeds / Recoveries    $262,196.38
Servicing                            $354,087.02
Cash Transfer from Reserve Account         $0.00
Total Collections AvailABLE
  for Debt Service                $11,867,633.98

Beginning Balance                $424,904,426.91  $33,904,426.91  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00

Interest Due                       $2,485,236.03     $166,056.35      $807,033.33      $660,000.00      $741,263.54     $110,882.81
Interest Paid                      $2,485,236.03     $166,056.35      $807,033.33      $660,000.00      $741,263.54     $110,882.81
Principal Due                      $9,255,980.85   $9,255,980.85            $0.00            $0.00            $0.00           $0.00
Principal Paid                     $9,255,980.85   $9,255,980.85            $0.00            $0.00            $0.00           $0.00

Ending Balance                   $415,648,446.06  $24,648,446.06  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00
Note / Certificate Pool Factor                            0.2934           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions               $11,741,216.88   $9,422,037.20      $807,033.33      $660,000.00      $741,263.54     $110,882.81

Interest Shortfall                         $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                        $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                       $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                     $126,417.10
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $22,556,510.20
(Release) / Draw                    ($734,966.78)
Ending Reserve Acct Balance       $21,821,543.42

Exhibit 20.7
Page 3 of 3

Navistar Financial 2000 - A Owner Trust
For the Month of July 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                   5                 4                 3                 2                 1
                                                 Mar-00           Apr-00            May-00            Jun-00            Jul-00
Beginning Pool Balance                      $467,349,179.28   $457,574,282.66   $448,567,681.23   $436,112,636.19   $424,904,426.91

A)   Loss Trigger:
Principal of Contracts Charged Off              $796,090.42       $313,224.38       $893,882.71       $906,266.53       $538,295.53
Recoveries                                            $0.00       $189,308.57       $105,252.96       $117,605.38       $262,196.38

Total Charged Off (Months 5, 4, 3)            $2,003,197.51
Total Recoveries (Months 3, 2,                  $485,054.72
Net Loss / (Recoveries) for                   $1,518,142.79 (a)

Total Balance (Months 5, 4, 3)            $1,373,491,143.17 (b)

Loss Ratio Annualized  [(a/b) * (12)]               1.3264%

Trigger:  Is Ratio > 1.5%                                No
                                                                                    May-00            Jun-00            Jul-00

B)   Delinquency Trigger:                                                         $5,534,102.80     $3,010,242.18     $6,595,586.01
     Balance delinquency 60+ days                                                      1.23373%          0.69024%          1.55225%
     As % of Beginning Pool Balance                                                    0.92224%          0.93098%          1.15874%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                   4.5940%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer